Exhibit 10.2
2011 Restricted Stock Agreement
NCR 2006 Stock Incentive Plan

You have been awarded a number of restricted shares of NCR common stock (the “Restricted Stock”) under the NCR Corporation 2006 Stock Incentive Plan, as amended and restated effective December 31, 2008 (the “Plan”), as described on the restricted share grant information page (the “Information Page”) on the website of the third party Plan administrator for NCR Corporation (referred to herein, together with its affiliate companies, as “NCR”), subject to the terms and conditions of this 2011 Restricted Stock Agreement (this “Agreement”) and the Plan.
1.Subject to the terms and conditions of this Agreement, all or a portion of the Restricted Stock will become non-forfeitable (“Vested”) on the vesting date(s) described on the Information Page (each, a “Vesting Date”), provided that you are continuously employed by NCR until the applicable Vesting Date.

2.In the event of your Termination of Employment (as defined in the Plan) with NCR prior to a Vesting Date due to: (i) your death; (ii) a disability for which you qualify for benefits under the NCR Long-Term Disability Plan or another long-term disability plan sponsored by NCR (“Disability”); (iii) your Retirement (defined as termination by you of your employment with NCR at or after age 55 with the consent of the Compensation and Human Resource Committee of the NCR Board of Directors (the “Committee”) other than, if applicable to you, for Good Reason (as described below) during the 24 months following a Change in Control (as defined in the Plan)); or (iv) involuntary termination of your employment by the Company for any reason other than for Cause (as defined in the Plan), other than termination by the Company during the 24 months following a Change in Control; then, upon your Termination of Employment, a pro rata portion of the Restricted Stock shall become Vested. The pro rata portion will be determined by multiplying the number of shares of Restricted Stock awarded pursuant to this Agreement that have not yet Vested on or prior to the date of your Termination of Employment by a fraction, the numerator of which is the number of full and partial months of employment that you completed after the date of grant of this award (the “Grant Date”), and the denominator of which is the number of full and partial months between the Grant Date and the last Vesting Date scheduled to occur under this Agreement.

Notwithstanding any provision in this Agreement to the contrary other than Sections 4, 10, 11, 12, 13 and 20, in the event a Change in Control occurs prior to a Vesting Date and this restricted stock award is not assumed, converted or replaced by the continuing entity, any Restricted Stock that has not yet Vested or been forfeited shall become fully Vested immediately prior to the Change in Control. In the event of a Change in Control wherein this restricted stock award is assumed, in the event of your Termination of Employment (as defined in the Plan) by the Company other than for Cause (as defined in the NCR Change in Control Severance Plan, to the extent that you are a participant in the NCR Change in Control Severance Plan at the time of such Termination of Employment; otherwise as defined in the Plan) or Disability during the twenty-four (24) months following the Change in Control, any Restricted Stock that has not yet Vested shall become fully Vested immediately upon your Termination of Employment. If you are a participant in the NCR Change in Control Severance Plan, an NCR Severance Policy or a similar arrangement that defines “Good Reason” in the context of a resignation following a Change in Control and you terminate your employment for Good Reason as so defined within twenty-four (24) months following a Change in Control, any Restricted Stock that has not yet Vested shall become fully Vested immediately upon your Termination of Employment.
3.If your employment terminates prior to a Vesting Date for any reason other than as described in Section 2, the Restricted Stock, to the extent not fully Vested, will automatically terminate and be forfeited.

4.By accepting this award, except to the extent that disclosure is required by applicable law or regulation, you agree to keep this Agreement confidential and not to disclose its contents to anyone except your attorney, your immediate family, or your financial consultant, provided such persons agree in advance to keep such information confidential and not disclose it to others. The Restricted Stock will be forfeited if you violate the terms and conditions of this Section.

5.In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of NCR, the Committee or the Board of Directors of NCR shall make such substitutions or adjustments as it deems appropriate and equitable to the number and kind of securities subject to outstanding awards. In the case of Corporate Transactions (as defined in the Plan), such adjustments may include, without limitation, (1) the cancellation of outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee or the Board of Directors of NCR in its sole discretion, provided, that in the event of the cancellation of such awards pursuant to this clause (1), the awards shall Vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including, without limitation, cash or other securities of NCR and securities of entities other than NCR) for the

Restricted Stock subject to outstanding awards; and (3) in connection with any Disaffiliation (as defined in the Plan), arranging for the assumption of awards, or replacement of awards with new awards based on other property or other securities (including, without limitation, other securities of NCR and securities of entities other than NCR), by the affected Subsidiary, Affiliate (as such terms are defined in the Plan), or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to awards that remain based upon NCR securities).

6.You will be the record owner of the Restricted Stock until such shares are forfeited, and as the record owner you will be entitled to all rights of a common stockholder of NCR, including without limitation, voting rights and rights to cash and in-kind dividends, if any, on the Restricted Stock; provided, however, that the right to dividends will be subject to Section 8 below, and, prior to the applicable Vesting Date, the Restricted Stock is not freely transferable. Until the Restricted Stock has become Vested, the Restricted Stock shall be issued in book-entry only form and shall not be represented by a certificate. The restrictions set forth in this Agreement shall be reflected on the stock transfer records maintained by or on behalf of NCR. You agree that, in order to ensure compliance with the restrictions imposed on the Restricted Stock under this Agreement, NCR may issue appropriate “stop transfer” instructions to its transfer agent and/or third party Plan administrator. By execution of this Agreement and effective until the Restricted Stock has become Vested, you hereby irrevocably constitute and appoint the Chief Executive Officer and the Chief Financial Officer of the Company attorneys-in-fact to transfer the Restricted Stock on the stock transfer records of NCR with full power of substitution. You agree to take any and all other actions (including without limitation executing, delivering, performing and filing such other agreements, instruments and documents) as NCR may deem necessary or appropriate to carry out and give effect to the provisions of this Agreement. As soon as practicable after the applicable Vesting Date, subject to Section 9 below, NCR will instruct its transfer agent and/or its third party Plan administrator to release the restrictions on your record account and the Restricted Stock, to the extent Vested, will become freely transferable.

7.At all times before the applicable Vesting Date, the Restricted Stock, to the extent not fully Vested, may not be sold, transferred, pledged, assigned or otherwise alienated, except by beneficiary designation, will or by the laws of descent and distribution upon your death.

8.Any cash dividends on the Restricted Stock declared before a Vesting Date shall not be paid currently, but shall be reinvested in shares of common stock of NCR. Any shares resulting from such reinvestment (the “Dividend Shares”) will be considered Restricted Stock for purposes of this Agreement and will be subject to all of the terms, conditions and restrictions set forth herein. As of each date that NCR would otherwise pay the declared dividend on the Restricted Stock (the “Dividend Payment Date”) in the absence of the reinvestment requirements of this Section, the number of Dividend Shares will be determined by dividing the amount of dividends attributable to the Restricted Stock but not paid on the Dividend Payment Date by the closing price of NCR's common stock on the Dividend Payment Date. The Committee may, in its discretion, take such action as it deems appropriate regarding in-kind dividends or distributions with respect to the Restricted Stock, to the extent not fully Vested, prior to the applicable Vesting Date, which actions may include, without limitation, current distribution or liquidation or reinvestment in Restricted Stock. Any securities or property so distributed may, in the Committee's discretion, be subject to any or all of the forfeiture provisions set forth in this Agreement.

9.(a)    NCR has the right to deduct or cause to be deducted, or collect or cause to be collected, with respect to the taxation of the Restricted Stock, any federal, state or local taxes required by the laws of the United States or any other country to be withheld or paid with respect to the Restricted Stock, and you or your legal representative or beneficiary will be required to pay any such amounts. Except as otherwise provided in this Section, your acceptance of this award of Restricted Stock constitutes your instruction to NCR and any brokerage firm determined acceptable to NCR for such purpose to sell on your behalf the whole number of shares of Vested Restricted Stock as NCR determines to be appropriate to generate cash proceeds sufficient to satisfy such tax withholding requirements. Any such shares of Vested Restricted Stock will be sold on the day(s) the requirement to withhold taxes arises (e.g., the date that the Restricted Stock becomes Vested) or as soon thereafter as practicable. You will be responsible for all brokerage fees and other costs of sale, and you agree to indemnify and hold NCR harmless from any losses, costs, damages, or expenses related to any such sale. You acknowledge that neither NCR nor its designee is under any obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the tax withholding requirements. Accordingly, you agree to pay to NCR as soon as practicable, including through additional payroll withholding, any amount of such taxes required to be withheld that is not satisfied by the sale of Vested Restricted Stock described above. You acknowledge that this Section 9(a) is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is to be interpreted to comply with the requirements of Rule 10b5-1(c), and that you are not aware of any material, nonpublic information with respect to NCR or any securities of NCR as of the date of this Agreement.

(b)    Notwithstanding the foregoing, if at the time that any shares of Vested Restricted Stock would otherwise be sold to satisfy tax withholding requirements pursuant to Section 9(a) you are an executive officer subject to the provisions of Section 16 of the Exchange Act, you hereby consent and direct that, in lieu of such sale, NCR shall withhold the whole number of shares of Vested Restricted Stock as NCR, in its sole discretion, deems necessary to satisfy such tax withholding requirements, and you agree to pay to NCR, including through additional payroll withholding, any amount of such taxes required to be withheld that is not satisfied by the withholding of Vested Restricted Stock described in this Section 9(b).
(c)    Notwithstanding the foregoing, if you are paid through a non-United States NCR payroll system, you agree that NCR may satisfy any tax withholding requirements with respect to the Restricted Stock by withholding cash from compensation otherwise due to you or by any other action as it may deem necessary to satisfy the tax withholding requirements.
10.The Restricted Stock, to the extent not fully Vested, will be forfeited if the Committee determines that you engaged in misconduct in connection with your employment with NCR.

11.In exchange for the Restricted Stock, you agree that during your employment with NCR and for a twelve (12) month period after the termination of employment (or if applicable law mandates a maximum time that is shorter than twelve (12) months, then for a period of time equal to that shorter maximum period), regardless of the reason for termination, you will not, yourself or through others, without the prior written consent of the Chief Executive Officer of NCR: (i) render services directly or indirectly to, or become employed by, any Competing Organization (as defined in this Section) to the extent such services or employment involves the development, manufacture, marketing, advertising, sale or servicing of any product, process, system or service which is the same or similar to, or competes with, a product, process, system or service manufactured, sold, serviced or otherwise provided by NCR, its subsidiaries or affiliates, to its customers and upon which you worked or in which you participated during the last two (2) years of your NCR employment; (ii) directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of NCR, its subsidiaries or affiliates, to terminate his or her employment with NCR, its subsidiaries or affiliates, or otherwise cease his or her relationship with NCR, its subsidiaries or affiliates; or (iii) solicit the business of any firm or company with which you worked during the preceding two (2) years while employed by NCR, including customers of NCR, its subsidiaries or affiliates. If you breach the terms of this Section, you agree that in addition to any liability you may have for damages and/or equitable relief arising from such breach, any Restricted Stock that has not yet Vested will be immediately forfeited, and you agree to pay to NCR the Fair Market Value of any Restricted Stock that Vested during the twelve (12) months prior to the date of your termination of employment. Such Fair Market Value shall be determined as of the applicable Vesting Date.
As used in this Section, “Competing Organization” means (i) an organization identified as a Competing Organization by the Chief Executive Officer of NCR for the year in which your employment with NCR terminates, and (ii) any other person or organization which is engaged in or about to become engaged in research on or development, production, marketing, leasing, selling or servicing of a product, process, system or service which is the same or similar to or competes with a product, process, system or service manufactured, sold, serviced or otherwise provided by NCR to its customers. The list of Competing Organizations identified by the Chief Executive Officer referenced in subpart (i) of this paragraph is available from the NCR Law Department.
12.By accepting this award, you agree that, where permitted by local law, any controversy or claim arising out of or related to this Agreement or your employment relationship with NCR (including its termination) shall be resolved by binding arbitration. If you are employed in the United States, the arbitration shall be pursuant to the NCR dispute resolution policy and the then current rules of the American Arbitration Association and shall be held at a neutral location, in or near the city where you work or have worked for NCR if you reported into an NCR facility; or if you worked out of your residence, the capital city or nearest major city (i.e., with a population in excess of 250,000) in the state in which you reside. If you are employed outside the United States, where permitted by local law, the arbitration shall be conducted in the regional headquarters city of the business organization in which you work. The arbitration shall be held before a single arbitrator who is an attorney or former judge or magistrate knowledgeable in employment law and/or competition law. The arbitrator's decision and award shall be final and binding and may be entered in any court having jurisdiction. For arbitrations held in the United States, issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Ohio, without regard to its conflict of laws principles. Each party shall bear its own attorney's fees associated with the arbitration, and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association for an arbitration held in the United States, or similar applicable rules for an arbitration held outside the United States. If any portion of this paragraph is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any other part of this paragraph.
Notwithstanding the preceding subparagraph, you acknowledge that if you breach Section 11, NCR will sustain irreparable injury and will not have an adequate remedy at law. As a result, you agree that in the event of your breach of Section 11 NCR may, in addition to any other remedies available to it, bring an action in a court of competent jurisdiction for equitable relief to preserve the status quo pending appointment of an arbitrator and completion of an arbitration.
13.By accepting the Restricted Stock, you acknowledge and agree that, to the extent that the Restricted Stock constitutes “Covered Incentive Compensation” subject to the terms of NCR's Compensation Recovery Policy, as the same may be in effect from time to time (the “Compensation Recovery Policy”), then, notwithstanding any other provision of this Agreement to the contrary, you may be required to forfeit or repay any or all of the Restricted Stock pursuant to the terms of the Compensation Recovery Policy. Further, you acknowledge and agree that NCR may, to the extent permitted by law, enforce any repayment obligation pursuant to the Compensation Recovery Policy by reducing any amounts that may be owing from time-to-time by NCR to you, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason.

14.Subject to the terms of this Agreement, you may at any time designate one or more beneficiaries to receive all or part of any Restricted Stock to be distributed in case of your death, and you may change or revoke such designation at any time. In the event of your death, any Restricted Stock distributable hereunder that is subject to such a designation will be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other Restricted Stock not designated by you will be distributable to your estate. If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the Restricted Stock in question may be transferred to your estate, in which event NCR will have no further liability to anyone with respect to such Restricted Stock.

15.    By accepting this award, you agree that data, including your personal data, necessary to administer this award may be exchanged among NCR and its subsidiaries and affiliates as necessary, and with any vendor engaged by NCR to administer this award. You also consent to receiving information and materials in connection with this award or any subsequent awards under the Plan or any successor thereto, including without limitation any prospectuses and plan documents, by any means of electronic delivery available now and/or in the future (including without limitation by e-mail, by Web site access and/or by facsimile), such consent to remain in effect unless and until revoked in writing by you.

16.    Your participation in the Plan is voluntary.  The value of this award is an extraordinary item of income, is not part of your normal or expected compensation and shall not be considered in calculating any severance, redundancy, end of service payments, bonus, long-service awards, pension, retirement or other benefits or similar payments.  The Plan is discretionary in nature.  This award is a one-time benefit that does not create any contractual or other right to receive additional awards or other benefits in the future.  Future grants, if any, are at the sole grace and discretion of NCR, including but not limited to, the timing of the grant, amount and vesting provisions.

17.    The provisions of this Agreement are severable. If any provision of this Agreement is held to be unenforceable or invalid by a court or other tribunal of competent jurisdiction (including an arbitration tribunal), it shall be severed and shall not affect any other part of this Agreement, which will be enforced as permitted by law.
18.    The terms of this award of Restricted Stock as evidenced by this Agreement may be amended by the NCR Board of Directors or the Committee.
19.    In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail, except that with respect to matters involving choice of law the terms and conditions of Section 12 of this Agreement shall prevail.
20.    Notwithstanding any other provision of this Agreement, this award of Restricted Stock and your right to retain any shares of Restricted Stock that become Vested hereunder are subject to your timely annual certification to NCR's Code of Conduct.